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                                                                   EXHIBIT 23.3
            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Evergreen Healthcare, Inc.

We consent to incorporation by reference in the registration statement on Form S-4 of Living Centers of America, Inc. filed with the Securities and Exchange Commission on November 4, 1997 of our report dated August 17, 1995 relating to the Evergreen Healthcare, Inc. and subsidiaries consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, which report appears in the Registration Statement on Form S-4 (No. 333-36525) of Living Centers of America, Inc.


Indianapolis, Indiana
November 3, 1997